Exhibit 99.1

Ipsidy Announces Results for First Quarter Ended March 31, 2020 Building Trusted Identity

LONG BEACH, N.Y., May 11, 2020 (GLOBE NEWSWIRE) — Ipsidy Inc. (www.ipsidy.com) [OTCQB:IDTY] which operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere, today announced its results for the first quarter ended March 31, 2020.

Financial Results for the Three Months Ended March 31, 2020

●	Total revenue for the three-month period ended March 31, 2020 was $0.8 million compared to $0.7 million for the three-month period ended March 31, 2019.
●	Net loss for the three-month period ended March 31, 2020 was $3.8 million compared to a net loss of $2.3 million for the three-month period ended March 31, 2019. The increase was primarily due to non-cash charges totaling approximately $1.8 million relating to the impact of Covid-19 on our South African business and certain borrowings.
●	Basic and fully diluted net loss per share for the three-month period ended March 31, 2020 was $0.01 cents compared to basic and fully diluted net loss per share of $0.0 cents for the three-month period ended March 31, 2019.
●	Adjusted EBITDA loss for three-month period ended March 31, 2020 was $1.3 million compared to an Adjusted EBITDA loss of $1.6 million for the three-month period ended March 31, 2019, principally as a result of reduced compensation expense.
●	Secured approximately $1.5 million of convertible debt investment in February 2020

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Everything starts with trusted identity. Our identity platform offers a suite of mobile biometric identity services that our customers can use to verify identity (Proof™) and authenticate transactions (Verified™) across multiple use cases, thereby creating trusted transactions. Since the beginning of 2020, we continued to make progress in executing our Trusted Identity strategy and enhancing our product suite to meet market demand.

Our development team extended the IDaaS platform to include validation of US, Canadian and Mexican driver’s licenses against a trusted database, that supplement our current platform capabilities, providing NFC verification of e-passports as well as biometric verification with trusted national identity registries.  Proof by Ipsidy will now seamlessly authenticate a customer’s license and prove its possession by the rightful owner, using our facial biometric services with liveness confirmation. With this enhancement North American businesses can benefit from a higher level of identity assurance. We also expect to launch in Q2 2020, the expanded delivery of our identity verification services via a mobile web browser, offering a seamless user experience.

The identity solutions market is rapidly developing and increasing demand for verifying digital identity during remote onboarding and digital transactions can be seen in our expanding pipeline and recent agreements. While remote working and secure access to corporate networks are not new, the impact of the COVID-19 pandemic on the scope and speed at which society is now moving workers to the virtual office, onboarding customers and consummating transactions remotely, is staggering.  This trend coupled with growing interest in “touchless” interaction we believe are significant for our business.  Our products and services are designed to help those organizations adopting remote working and business operations.  We believe Ipsidy’s solutions substantially improve how they can confidently grant access only to those who are entitled to such access.

The Company’s highlighted activities during the first quarter included the following:

●	Signed agreement with Temenos SA (SIX: TEMN), a global banking software provider to over 3000 financial institutions, including 41 of the world’s top 50 banks, to integrate with the Temenos banking software system and become a member of the Temenos MarketPlace which provides financial institutions with easy access to innovative fintech solutions from around the world.
●	Signed reseller and technology agreement with a provider of North American driver’s license authentication and age verification technology.
●	Signed a reseller agreement with the Peruvian subsidiary of a major international conglomerate which provides information technology services in 11 European countries and the Latin America Caribbean region. It engages in manufacturing, distribution and systems integration for public and private entities in a wide variety of industry verticals, including the finance, telecommunications, media, and security sectors. The Reseller is offering our identity proofing and authentication services with enhanced citizen identity validation through our integrated connection to the Peruvian National Registry, RENIEC.
●	Phillip L. Kumnick, previously SVP Global Acquirer Processing at Visa, an experienced industry executive, who joined our Board of Directors in December 2019 was appointed Deputy Chairman in January 2020.
●	Philip R. Broenniman also joined our Board of Directors in March 2020, bringing his experience and skills as an investment manager, entrepreneur and financial analyst.

“Recent developments have only highlighted the expanding need for remote onboarding of users, verifying identity and authenticating transactions everywhere,” said Philip Beck, Chairman and CEO of Ipsidy. “The Ipsidy team continues to work on closing opportunities in the EMEA, LATAM and US regions, with a focus on the financial, telecommunication and logistics sectors”.

We continue to carefully watch developments related to COVID-19. The extent to which COVID-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time.  Beginning March 2020, the Company’s day-to-day operations have been impacted differently depending on geographic location and services that are being performed. We have seen our business opportunities develop more slowly as business partners and potential customers are dealing with Covid-19 issues and working remotely.  These issues have caused delays in decision making and finalization of negotiations and agreements but at the same time we have seen an uptick in interest in our solutions, and we are optimistic that these will start to bear fruit.  We appreciate the support of our employees, partners and customers in these difficult times.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-K for the three months ended March 31, 2020 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:

Ipsidy Inc. (OTCQB:IDTY) www.ipsidy.com operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere.  In a world that is increasingly digital and mobile, our mission is to help our customers know with biometric certainty the identity of the people with whom they are engaging.  We provide solutions to everyday problems:  Who is applying for a loan? Who is accessing the computer system? Who is at the door?  Identity creates trusted transactions. Ipsidy’s solutions embed authenticated identity and event details with a digital signature and participants use their own mobile device to approve everyday transactions. Our platform delivers identity solutions that work great on their own but even better together.

Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; Ipsidy Enterprises in the U.K. and Ipsidy Perú S.A.C. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip Beck, Chairman & CEO	philipbeck@ipsidy.com
Stuart Stoller, CFO	stuartstoller@ipsidy.com
+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2019 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

IPSIDY INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA

	(unaudited) For the Quarter Ended
	March 31, 2020	March 31, 2019

Net loss	$(3,836,421)	$(2,262,739)

Add Back:

Interest expense	179,050	86,890
Other expense (income)	(975,889)	(6,226)
Depreciation and amortization	325,344	160,788
Income tax expense	8,874	13,701
Impairment loss	871,807	-
Stock compensation	169,110	415,379

Adjusted EBITDA (Non-GAAP)	$(1,306,347)	$(1,592,207)

IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

Revenues:
Products and services	$778,938	$723,941
Lease income	14,851	16,437
Total revenues, net	793,789	740,378

Operating Expenses:
Cost of sales	355,723	176,463
General and administrative	1,483,122	2,140,831
Research and development	430,401	430,670
Impairment loss	871,807	-
Depreciation and amortization	325,344	160,788
Total operating expenses	3,466,397	2,908,752

Loss from operations	(2,672,608)	(2,168,374)

Other Income (Expense):
Interest expense, net	(179,050)	(86,890)
Other (expense) income	(975,889)	6,226
Other expense, net	(1,154,939)	(80,664)

Loss before income taxes	(3,827,547)	(2,249,038)

Income tax expense	(8,874)	(13,701)

Net loss	$(3,836,421)	$(2,262,739)

Net loss per share - Basic and diluted	$(0.01)	$(0.00)

Weighted Average Shares Outstanding - Basic and diluted	519,436,402	478,950,996

See notes to condensed consolidated financial statements.

IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current Assets:
Cash	$562,248	$567,081
Accounts receivable, net	649,697	125,859
Current portion of net investment in direct financing lease	67,128	65,333
Inventory, net	157,445	173,575
Other current assets	397,625	753,505
Total current assets	1,834,143	1,685,353

Property and equipment, net	149,689	161,820
Other assets	506,817	383,066
Intangible assets, net	5,308,851	5,593,612
Goodwill	4,347,054	5,218,861
Net investment in direct financing lease, net of current portion	477,222	494,703
Total assets	$12,623,776	$13,537,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,836,034	$2,215,912
Capital lease obligation, current portion	35,871	34,816
Note payable, current portion	5,486	5,341
Deferred revenue	546,995	425,276
Total current liabilities	2,424,386	2,681,345

Notes payable, net of discounts and current portion	6,098	1,970,937
Convertible debt, net of discounts	5,444,818	428,000
Capital lease obligation, net of current portion	40,421	49,794
Operating lease liabilities	112,364	131,568
Total liabilities	8,028,087	5,261,644

Commitments and Contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 522,731,646 and 518,125,454 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	52,273	51,812
Additional paid in capital	95,254,309	94,982,167
Accumulated deficit	(90,772,014)	(86,935,593)
Accumulated comprehensive income	61,121	177,385
Total stockholders’ equity	4,595,689	8,275,771
Total liabilities and stockholders’ equity	$12,623,776	$13,537,415

See notes to condensed consolidated financial statements.

IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,836,421)	$(2,262,739)
Adjustments to reconcile net loss with cash flows from operations:
Depreciation and amortization expense	304,211	160,788
Stock-based compensation	169,110	415,379
Amortization of debt discounts and issuance costs	95,948	27,441
Extinguishment of note payable	985,481	-
Impairment loss	871,807	-
Changes in operating assets and liabilities:
Accounts receivable	(450,291)	(557,737)
Net investment in direct financing lease	15,686	14,100
Other current assets	355,880	213,842
Inventory	37,714	(42,424)
Accounts payable and accrued expenses	156,446	(28,964)
Deferred revenue	121,719	315,624
Net cash flows from operating activities	(1,172,710)	(1,744,690)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,394)	(14,900)
Investment in other assets	(128,676)	(315,282)
Net cash flows from investing activities	(131,070)	(330,182)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible notes	1,510,000	-
Payment of debt issuance costs	(104,800)	-
Principal payments on notes payable and capital lease obligations	(9,600)	(7,381)
Net cash flows from financing activities	1,395,600	(7,381)

Effect of Foreign Currencies	(96,653)	30,817

Net Change in Cash	(4,833)	(2,051,436)
Cash, Beginning of the Period	567,081	4,972,331
Cash, End of the Period	$562,248	$2,920,895

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$2,792	$4,223
Cash paid for income taxes	$8,874	$13,701

Non-cash Investing and Financing Activities:
Modification of warrants issued with convertible debt	$95,223	$-
Exchange of notes payable and accrued interest for convertible notes payable	$2,662,000	$-
Settlement of accounts payable with issuance of common stock	$8,270	$-
Purchase of vehicle with note payable	$-	$16,510
Recognition of lease right to use assets and liabilities	$-	$514,473

See notes to condensed consolidated financial statements.